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                                                                   Exhibit 10.8



                         PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT ("Agreement"), dated this 11th day of January, 2001, is between James A. Kitchen (the "Debtor"), 215 Bolling Road, Atlanta, Georgia, and Z-Tel Technologies, Inc. (the "Secured Party"), 601
S. Harbour Island Boulevard, Suite 220, Tampa, Florida 33602.


                              BACKGROUND STATEMENT

         The Debtor has executed and delivered to the Secured Party a certain Secured Promissory Note of even date herewith (the "Note"). The Secured Party has guaranteed certain obligations of the Debtor to Thomas Weisel Partners. The Pledged Securities (as described below) are held by Thomas Weisel Partners as security for those obligations.


                              TERMS AND CONDITIONS

         NOW THEREFORE, in reliance on the foregoing background statement, the Debtor and the Secured Party agree to the following terms and conditions:

         1. Security Interest. The Debtor hereby pledges, hypothecates, assigns, transfers and delivers to the Secured Party and hereby grants to the Secured Party a continuing and unconditional security interest in the following property (the "Collateral"):

         1,200,000 common shares of Z-Tel Technologies, Inc., together with the proceeds thereof and all cash, additional securities or other property anytime receivable or otherwise distributable in respect of, in exchange for, or in substitution for any such pledged securities (all such pledged securities, the proceeds thereof, cash, dividends, additional securities and other property now or in the future pledged under this Agreement are collectively referred to as the "Pledged Securities"); and

         All other property and rights of the Debtor real or personal, tangible or intangible, now or hereafter owned, wherever located, including, without limitation, money, accounts, stock, stock options (both vested and non-vested), wages, documents, instruments, receivable, inventory, machinery, equipment, automobiles and the proceeds of any of the foregoing.

         2. Maintenance and Delivery of Pledged Securities. The Debtor will not sell, transfer or assign any of the Collateral held by Thomas Weisel Partners without written consent of the Secured Party. When delivered to the Secured Party, the Pledged Securities will be accompanied by executed stock powers in blank and any other documents that the Secured Party or its counsel may reasonably request.

         3. Obligations Secured. The Collateral is pledged to secure the full and prompt payment or performance of (a) all the Debtor's obligations under the Note, including all interest which may accrue thereon, and; (b) all other obligations of the Debtor to the Secured Party,



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whether direct or contingent (including obligations as indorser, guarantor or surety), whether held nominally by the Secured Party on behalf of others, whether acquired by assignment or otherwise, however evidenced or denominated, however and whenever incurred, and whether pursuant to a present or future commitment (the foregoing indebtedness and obligations are collectively referred to in this Agreement as the "Obligations").

         4. Voting. Except as otherwise provided herein, during the term of this Agreement, the Debtor will have the right to vote any of the Pledged Securities in accordance with their own terms. The Secured Party will execute due and timely proxies in favor of the Debtor as necessary for the Debtor to exercise such rights.

         5. No New Encumbrances. Debtor will not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any new or additional liens, security interests, encumbrances or charges after the date hereof without the prior written consent of Gregg Smith, the Secured Party's Chief Executive Officer.

         6. Events of Default. The Debtor will be in default under this Agreement upon the occurrence of any of the following events: (a) any default with respect to the Obligations not timely cured in accordance with the applicable instrument or document; (b) the bankruptcy, insolvency or dissolution of the Debtor; (c) the death, insolvency, or bankruptcy of the Debtor; (d) the making of any false, incorrect, or misleading representation or warranty by the Debtor in connection with this Agreement.

         7. Remedies Upon Default. Upon the occurrence of an event of default, the Secured Party will have all the rights, privileges and remedies of a secured party under the Uniform Commercial Code as in effect under the law of the State of Florida, and, without limiting the foregoing, the Secured Party may (a) collect any and all amounts payable in respect of the Collateral and exercise any and all rights, privileges, options, and remedies of the holder and owner thereof, and (b) sell, transfer, or negotiate the Collateral, or any part thereof, at public or private sale, for cash, upon credit or for future delivery as the Secured Party may deem appropriate, including at the Secured Party's option, the purchase by Secured Party of all or any part of the Collateral at any public sale. Upon consummation of any sale, the Secured Party will have the right to assign, transfer and deliver to the purchaser or purchasers the Collateral sold. Each purchaser will hold the Collateral purchased absolutely free from any claim or right on the part of the Debtor, and the Debtor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that Debtor may now or in the future have under any rule of law or statute now existing or in the future enacted. The Debtor hereby expressly waives notice to redeem and notice of the time, place and manner of such sale.

         8. Transfer of Collateral Title. The Secured Party may, upon or at any time after the occurrence of an event of default, and without notice, transfer or register the Collateral or any part of the Collateral into its name or its nominee's name with or without any indication that the Collateral is subject to this security interest.


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         9.       Notice of Sale. Any notice of sale, disposition or other
intended action by the Secured Party sent to the Debtor at the address specified by the Debtor at least ten (10) days prior to the action will constitute legal notice to the Debtor.

         10. Application of Proceeds. Proceeds from the sale of the Collateral may be applied against the Obligations in any priority as the Secured Party in its sole and absolute discretion deems appropriate.

         11. Reimbursement of Secured Party. Debtor will reimburse the Secured Party, upon demand, for all costs, including court costs, attorneys' fees, and the costs of experts and of paralegals, financial consultants and other investigative and legal support personnel (at both trial and appellate levels), incurred by the Secured Party in connection with the administration and enforcement of this Agreement. Debtor will indemnify the Secured Party and hold it harmless from and against all liability incurred by the Secured Party in connection with this Agreement, except to the extent such liability is due to the Secured Party's willful misconduct or gross negligence.

         12. Further Assurances and Deliveries. Anytime, at the Secured Party's request and without additional consideration, the Debtor will do such further acts and execute and deliver any Collateral, documents or instruments that the Secured Party may reasonably require in order to effectively administer and enforce this Agreement, including financing statements and any other instruments necessary to perfect the Secured Party's interest in the Collateral. The Secured party may file a copy of this Agreement as a financing statement.

         13. Limitation of Liability. Except in the case of willful misconduct or gross negligence, neither the Secured Party nor any of its officers, directors, agents, employees, representatives, or nominees will be liable for any loss incurred by the Debtor arising out of any act or omission with respect to the care, custody or preservation of the Collateral.

         14.      Time. Time is of the essence of this Agreement.

         15. No Waiver. A waiver by the Secured Party of any default or failure by the Debtor under this Agreement will not operate or be construed as a waiver of any other default or failure or a waiver of the same default or failure on a future occasion. No delay or omission by the Secured Party in enforcing any rights under this Agreement, acceptance by the Secured Party of a past-due payment or the granting of any other indulgence from time to time by the Secured Party will operate or be construed as a waiver, prevent the Secured Party from insisting on strict compliance with the terms of this Agreement or prevent the Secured Party from exercising any rights granted by this Agreement or applicable laws.

         16. Authority. The Debtor represents and warrants to the Secured Party that the Debtor is the legal and equitable owner of the Pledged Securities, that the Debtor has the complete and unconditional authority to pledge the Pledged Securities and that the Debtor holds the Pledged Securities free and clear of all liens, charges, security interests and encumbrances of any kind.



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         17.      Valid Agreement. The Debtor represents and warrants to the
Secured Party that this Agreement is the valid and binding agreement of the Debtor, fully enforceable in accordance with its terms, subject only to the bankruptcy laws of the United States and applicable principles of equity.

         18. No Contravention. The Debtor represents and warrants to the Secured Party that the execution and delivery of this Agreement, the performance by the Debtor of his obligations under this Agreement and the exercise by the Debtor of the rights created by this Agreement do not (i) constitute a breach of or a default under any agreement or instrument to which the Debtor is a party or by which the Debtor or the Debtor's assets are bound or, except as provided by this Agreement, result in the creation of a mortgage, security interest or other encumbrance upon the Debtor's assets; (ii) violate a judgment, decree or order of any court or administrative tribunal which is binding on the Debtor or the Debtor's assets; or (iv) violate any Federal or state law, rule or regulation by which the Debtor is bound.

         19. Governing Law; Venue. This Agreement will be governed by and interpreted in accordance with the substantive laws of the State of Florida without reference to conflicts of law principles. Venue for the purposes of any litigation in connection with this Agreement will, at the option of the Secured Party, lie solely in the Circuit Court in and for Hillsborough County, Florida or the United States District Court in and for the Middle District of Florida. The Debtor hereby consents to the jurisdiction of the federal and state courts located in Florida, and hereby consents to service of process by regular mail at the address provided by the Debtor for notices and deliveries under this Agreement. The Debtor hereby irrevocably waives all rights to demand a jury trial.

         20. Entire Agreement. With respect to its subject matter, this Agreement supersedes all prior discussions and agreements between the parties and, together with any attachments or exhibits, contains the sole and entire agreement between the parties. Except as this Agreement otherwise provides with respect to terms that are unreasonable, arbitrary or against public policy, this Agreement will be modified or amended only by written instrument signed by the parties.

         21. Construction. This Agreement was negotiated at arms'-length and will not be construed more strongly against any party regardless of which party was responsible for its preparation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural will include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender will include the other genders. The words "Agreement," "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole, including Exhibits, and not to any particular provision of this Agreement. Whenever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation." The various headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of any of the provisions of this Agreement.


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         22.      Exhibits. All exhibits, schedules and other attachments to this Agreement are hereby incorporated by this reference as integral parts of this Agreement.

         23. Binding Effect. All rights of the Secured Party under this Agreement will inure to the benefit of the successors and assigns of the Secured Party and the obligations of the Debtor will bind the successors and assigns of the Debtor; provided however that this Agreement may not be assigned by the Debtor without the prior written consent of the Secured Party.

         24. Fax Signatures. Signed facsimile copies of this Agreement, addenda, attachments and exhibits will legally bind the parties to the same extent as original documents.

         25. Severability. Every provision of this Agreement is intended to be severable. If any court of competent jurisdiction, determines that any provision or portion of a provision in this Agreement is illegal or invalid, then the remainder of this Agreement will not be affected. Moreover, any provision of this Agreement determined by such court to be unreasonable, arbitrary or against public policy will be modified as necessary so that it is not unreasonable, arbitrary or against public policy.

         26. Survival of Warranties and Representations. The respective representations and warranties of the parties to this Agreement will survive the execution of this Agreement and continue without limitation.

         27. Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          DEBTOR

                                          /s/ James A. Kitchen
                                          -------------------------------------
                                          James A. Kitchen




                                          SECURED PARTY


                                          By: /s/ Mark H. Johnson
                                             ----------------------------------
                                                Mark H. Johnson, As Treasurer


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